UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

JIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35367

Delaware	42-1515522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-319-1920

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Jive Software, Inc. Annual Meeting of Shareholders held on May 21, 2015, the Company’s shareholders (i) elected four Class I directors; (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2015; (iii) considered an advisory vote to approve the compensation of the named executive officers for the fiscal year ended December 31, 2014; and (iv) approved the Jive Software, Inc. 2015 Employee Stock Purchase Plan.

Proposal 1.	Election of Directors to serve three-year terms:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Margaret (“Marge”) Breya	48,999,604	2,575,509	19,458,096
Elisa A. Steele	48,955,205	2,619,908	19,458,096
Jonathan G. Heiliger	48,021,680	3,553,433	19,458,096
Matthew A. Tucker	47,367,956	4,207,157	19,458,096

Proposal 2.	Ratification of KPMG LLP as Independent Registered Public Accountants for the Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,532,756	95,664	404,789	—

Proposal 3.	Consideration of an advisory vote to approve the compensation of the named executive officers for the fiscal year ended December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,832,705	10,612,024	130,384	19,458,096

Proposal 4.	Approval of the Jive Software, Inc. 2015 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,757,897	466,765	350,451	19,458,096

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015	JIVE SOFTWARE, INC.

	By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
EVP and Chief Financial Officer

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